SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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Subject: Intel Corporation Proxy / Voting Instructions

April 5, 2004

ANNUAL REPORT, PROXY STATEMENT

AND VOTING INSTRUCTIONS FOR THE

INTEL CORPORATION

2004 ANNUAL STOCKHOLDERS’ MEETING

Account Number:

Proxy Access Number:

*Total Record Date Shares:

Dear Stockholder:

We are pleased to deliver your proxy statement and annual report via email and provide you with the opportunity to vote online. The proxy statement and annual report are now available, and you can now vote your shares for the 2004 Annual Stockholders’ Meeting.

To view the proxy statement and annual report, visit http://www.intel.com/intel/annual03

To vote your Intel shares, visit: www.computershare.com/us/proxy/intel and then follow the voting instructions. You will need the proxy access number and account number provided above.

1.            Notice of Annual Stockholders’ Meeting

Intel’s 2004 Annual Stockholders’ Meeting will be held on May 19, 2004 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of the annual meeting at www.intc.com. If you miss the annual meeting, you can view a replay of the webcast at www.intc.com until June 18, 2004.

At this year’s annual meeting, the agenda includes the annual election of directors, ratification of our independent auditors, approval of our 2004 Equity Incentive Plan, and consideration of three stockholder proposals, if properly presented at the annual meeting. The Board of Directors recommends that you vote FOR election of the director nominees, FOR ratification of appointment of the independent auditors, FOR approval of the 2004 Equity Incentive Plan and AGAINST the three stockholder proposals. Please refer to the Proxy Statement for detailed information on each of the proposals and the annual meeting.

2.            Other Information

In connection with viewing your proxy statement and annual report online, you may incur certain Internet access charges, such as fees from your Internet service provider or telephone company. If you would like to receive a paper copy of the proxy statement and annual report in the mail, call Intel’s transfer agent, Computershare Investor Services, LLC, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada). If you have any questions about submitting your vote or viewing the online versions of the proxy statement and annual report, call Intel Investor Relations at (408) 765-1480.

*	This is your share balance as of the Record Date, March 22, 2004